AMENDMENT NO. 5
to
Terms of Employment
of
Gerald J. Angeli
with
CONCORD CAMERA CORP.

AMENDMENT NO. 5, dated April 3, 2006, to Terms of Employment having an Effective Date of April 17, 2000, as heretofore amended (as amended, the “Agreement”) by and between CONCORD CAMERA CORP. (the “Company”) and Gerald J. Angeli (the “Employee”).

WHEREAS, on November 22, 2005, the Company’s Board of Directors appointed Gerald J. Angeli to the newly created position of Senior Vice President, Director of Operations;

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.	Section 1 of the Agreement is deleted and replaced in its entirety with the following:

“1) Position

Senior Vice President, Director of Operations and Assistant Secretary.”

2.	In Section 5, Compensation, the salary amount is increased to $250,000 per annum effective January 1, 2006.

3.	In Section 5, Compensation, delete the Overseas Allowance in its entirety effective January 1, 2006.

4.	Except as hereby amended, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

Accepted and Agreed:		Accepted and Agreed:

EMPLOYEE:		CONCORD CAMERA CORP.

/s/ Gerald J. Angeli	By:	/s/ Ira B. Lampert
Gerald J. Angeli		Ira B. Lampert
Chairman, CEO and President